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                                                                  EXHIBIT 23.8.5



General Partners
La Colina Partners, Limited:


We consent to the use of our report with respect to the consolidated financial statements of La Colina Partners, Limited and its limited partnership interest as of and for the year ended December 31, 1997 and included herein and to the reference to our firm under the heading "Experts" in the prospectus supplement.



                                                      KPMG Peat Marwick LLP


Greenville, South Carolina
March 26, 1999